Exhibit 99.1

Deciphera Pharmaceuticals, Inc. Presents Initial Phase 1 Single Agent Dose Escalation Data for First-in- Class ULK Inhibitor of Autophagy, DCC-3116, at the European Society for Medical Oncology (ESMO) Congress 2022

– DCC-3116 Was Well-tolerated with No Dose Limiting Toxicities or Treatment-Related Serious Adverse Events Observed –

– Pharmacokinetic and Pharmacodynamic Data Across all Doses Levels Demonstrated Exposure and ULK 1/2 Inhibition Associated with Anti-cancer Efficacy in Preclinical Studies –

– Selection of Starting Dose and Initiation of Combination Dose Escalation Cohorts with MEK and KRASG12C Inhibitors Expected in Fourth Quarter 2022 –

– Company to Host Virtual Investor Event Sunday, September 11 at 7:30 AM ET/ 1:30 PM CEST –

WALTHAM, Mass. – September 10, 2022 – Deciphera Pharmaceuticals, Inc. (NASDAQ: DCPH), a biopharmaceutical company focused on discovering, developing, and commercializing important new medicines to improve the lives of people with cancer, today announced positive initial data from the single agent dose escalation portion of the Phase 1 study of DCC-3116, the Company’s first-in-class, potent, and selective small molecule switch-control kinase inhibitor of ULK1/2, in patients with advanced or metastatic tumors with a mutant RAS or RAF gene. Results from the study were presented in an oral presentation as a Proffered Paper titled “Initial monotherapy results of a phase 1 first-in-human study of ULK1/2 inhibitor DCC-3116 alone and in combination with MAPK pathway inhibition” at the ESMO Congress 2022.

“We are excited to report first-in-human DCC-3116 clinical data demonstrating a favorable tolerability profile and pharmacokinetics, and strong target inhibition across all dose levels tested,” said Matthew L. Sherman, M.D., Chief Medical Officer of Deciphera. “As the first ULK1/2 inhibitor to enter clinical development, these positive initial results represent a significant milestone as we prepare to initiate combination dose escalation later this year. With a novel mechanism of action and strong preclinical data demonstrating compelling anti-tumor activity in combination with a broad array of RTK, RAS, and other MAP kinase pathway inhibitors, we believe DCC-3116 has the potential to open a new frontier in the treatment of cancer.”

Anthony Tolcher, M.D., FRCPC, Co-Founder and Director of Clinical Research, NEXT Oncology said, “The initial DCC-3116 monotherapy results reported today are very encouraging and strongly support the advancement of DCC-3116 into the combination setting. The preliminary data show DCC-3116 to be a very well-tolerated agent that has demonstrated strong target inhibition of ULK 1/2 from even the lowest tested dose. I look forward to the selection of the combination starting dose and advancing the program into the first combination studies with MEK and KRASG12C inhibitors.”

Summary of Data and Findings

As of June 9, 2022, 18 patients with locally advanced or metastatic cancer with a RAF or RAS mutation were enrolled across four cohorts dosed with DCC-3116 twice daily (BID): 50 mg BID (n=3); 100 mg BID

(n=4); 200 mg BID (n=7); and 300 mg BID (n=4). The median number of prior anti-cancer regimens was three (range 1-10). The most common cancer types were colorectal (56%) and pancreatic (28%) and patients had KRAS (83%) and BRAF (17%) mutations.

The results of the primary objectives of safety and tolerability as well as the additional objectives of pharmacokinetics, pharmacodynamics, and anti-tumor activity are summarized below:

Safety and Tolerability:

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Treatment with DCC-3116 was well tolerated and most treatment-emergent adverse events (TEAEs) were Grade 1/2; the most common (≥15%) TEAEs regardless of relatedness reported (all grades) were: fatigue (39%), dehydration (22%), alanine transaminase (ALT) increases (17%), anemia (17%), aspartate transaminase (AST) increases (17%), decreased appetite (17%), hyponatremia (17%), nausea (17%), and vomiting (17%).

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No dose-limiting toxicities or treatment-related serious adverse events were observed with DCC- 3116; two asymptomatic, reversible Grade 3 alanine transaminase increases that led to dose interruption and reduction were reported as treatment-related.

Pharmacokinetics, Pharmacodynamics and Anti-Tumor Activity:

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DCC-3116 exposure appeared to increase dose-proportionally across the four dose levels tested from 50 mg BID to 300 mg BID; at all doses levels, the area under the curve (AUC) of DCC-3116 was at or above the AUC of the lowest tested dose that was effective in preclinical studies.

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DCC-3116 demonstrated target inhibition with significant decreases in phosphorylation of ATG14, a direct ULK1/2 substrate, in peripheral blood mononuclear cells; at all dose levels, reductions in phosphorylated ATG14 were observed that were associated with anti-tumor activity in preclinical studies combining DCC-3116 and a MEK inhibitor as measured by reductions in phosphorylated ATG13 in tumors.

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Fourteen patients were evaluable for response per Response Evaluation Criteria in Solid Tumors (RECIST) version 1.1 as of the cutoff date; best overall response was stable disease and the disease control rate at week 16 was 29%.

Dose cohorts 100 to 300 mg BID are being expanded to further characterize the safety, pharmacokinetics, and pharmacodynamics of DCC-3116. In the fourth quarter of 2022, we expect to select the starting dose of DCC-3116 for, and initiate, dose escalation cohorts in combination with MEK and KRASG12C inhibitors.

Conference Call and Webcast

Deciphera will host a conference call and webcast to discuss data presentations from the Company’s DCC-3116 and vimseltinib clinical programs at the ESMO Congress 2022 on Sunday, September 11, 2022, at 7:30 AM ET/ 1:30 PM CEST. The event may be accessed by registering at https://deciphera-pharmaceuticals.open-exchange.net/registration. A webcast of the event will be available in the “Events and Presentations” page in the “Investors” section of the Company’s website at https://investors.deciphera.com/events-presentations. The archived webcast will be available on the Company’s website within 24 hours after the event and will be available for 30 days following the event.

About DCC-3116

DCC-3116 is an investigational, orally administered, potent, and highly selective switch-control inhibitor designed to inhibit cancer autophagy, a key tumor survival mechanism in cancer cells, by inhibiting the ULK1/2 kinases, which have been shown to be the enzymes responsible for initiating autophagy. DCC-3116 is currently being studied in a Phase 1/2, multicenter, open-label, first-in-human study as a single agent and in combination with RAS/MAPK pathway inhibitors in patients with advanced or metastatic solid tumors with a RAS/MAPK pathway mutation (NCT04892017).

About Deciphera Pharmaceuticals

Deciphera is a biopharmaceutical company focused on discovering, developing, and commercializing important new medicines to improve the lives of people with cancer. We are leveraging our proprietary switch-control kinase inhibitor platform and deep expertise in kinase biology to develop a broad portfolio of innovative medicines. In addition to advancing multiple product candidates from our platform in clinical studies, QINLOCK® is Deciphera’s switch control inhibitor for the treatment of fourth-line GIST. QINLOCK is approved in Australia, Canada, China, the European Union, Hong Kong, Switzerland, Taiwan, the United Kingdom, and the United States. For more information, visit www.deciphera.com and follow us on LinkedIn and Twitter (@Deciphera).

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, our expectations and timing regarding the potential for DCC-3116 to be a first-in-class treatment that opens a new frontier in the treatment of cancer, and the selection of a starting dose for DCC-3116 for and the initiation of combination dose escalation cohorts with MEK and KRAS G12C inhibitors in the Phase 1 study of DCC-3116. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to the severity and duration of the impact of COVID-19 on our business and operations, our ability to successfully demonstrate the efficacy and safety of our drug or drug candidates, the preclinical or clinical results for our product candidates, which may not support further development of such product candidates, comments, feedback and actions of regulatory agencies, our ability to commercialize QINLOCK and execute on our marketing plans for any drugs or indications that may be approved in the future, the inherent uncertainty in estimates of patient populations, competition from other products, our ability to obtain and maintain reimbursement for any approved product and the extent to which patient assistance programs are utilized and other risks identified in our Securities and Exchange Commission (SEC) filings, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 , and subsequent filings with the SEC. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Deciphera, the Deciphera logo, QINLOCK, and the QINLOCK logo are registered trademarks of Deciphera Pharmaceuticals, LLC.

Investor Relations:

Maghan Meyers

Argot Partners

Deciphera@argotpartners.com

212-600-1902

Media:

David Rosen

Argot Partners

david.rosen@argotpartners.com

212-600-1902